ValueSetters Advisors

Investor Update
(OTC: VSTR)
www.valuesetters.com

September 2017


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Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of ValueSetters' management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause ValueSetters' actual results to differ materially from those described in the forward-looking statements can be found in ValueSetters' Annual Report on Form 10-K for the year ended April 30, 2017 and Quarterly Report on Form10-Q for the quarter ended July 31, 2017, which have been filed with the Securities and Exchange Commission and are available on ValueSetters' website (https://valuesetters.com/sec-filings) and on the Securities and Exchange Commission's website (www.sec.gov). ValueSetters does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Company Description

(OTC: VSTR)
www.valuesetters.com

Publicly traded, boutique advisory firm based in Boston

Team of experts, including entrepreneurs, angel investors, and industry specialists

Work with companies at all stages to provide assistance with:

Raising Capital

Strategic Advice

Technology Consulting

Our Story



(OTC: VSTR)
www.valuesetters.com

Firm led by experienced angel and equity investors with unique internet capital raising expertise

New management team in place

Change in leadership at board level

Key players compensated with restricted stock



Business Model Snapshot

Fee Based Revenue Model…

Capital Raising

Help clients raise the capital they need through traditional channels or via the internet

Strategic Advice

Provide clients with a clear strategy that delivers results

Technology Consulting

Help clients develop tech platforms to facilitate business, expand clientele, and/or improve their product

Plus Investments in Promising Start-Ups

Take equity stakes in young companies with strong potential

Hold a diverse portfolio of start-ups at different stages

(OTC: VSTR)
www.valuesetters.com

Sample Internet Capital Raise

Sidekick:
https://netcapital.com/companies/sidekick

Target: $10,000 Raised: $158,000

Managed offering application

Developed pitch materials

Created and executed fundraising plan

Leveraged our network of investors

Handled investor communication

Sample Equity Stakes

NetCapital

FinTech disruptor creating paradigm shift in capital markets

A **leading** portal in the equity crowdfunding space

ValueSetters equity stake: **5.9%**, when fully vested

Growing media presence:
https://www.cnbc.com/2017/07/06/how-netcapital-lets-entrepreneurs-fundraise-using-their-popularity.html

Zelgor

Massive, multi-player, **mobile game company**

Pokemon Go style game, **Noob Tubez**, played on real world map

Strong adviser team, including: **Nolan Bushnell**, founder of Atari; **Kai Huang**, co-founder of Red Octane; and **Michael Dornbrook**, Disruptor Beam and Converge Venture Partners

ValueSetters equity stake: **8%**

Who We Are



Our Team



Cecilia Lenk, Ph.D.
CEO
Successful angel investor and technology expert



Coreen Kraysler, CFA
CFO
Highly experienced, professional equity investor



Sarah Quinn
CTO
Junior rocket scientist

Get In Touch!

LinkedIn
ValueSetters

Website
www.valuesetters.com

Social Media
Twitter: @ValueSettersInc
facebook.com/valuesetters